EXHIBIT 99.2

CHS Fiscal 2021 Annual Meeting
CFO Report, FINAL 11/29/21
•Good day, CHS owners and business partners.

•I am delighted to be here with you to share our progress.

•It’s been great to meet many of you in person, both this morning and over the summer at our owners’ forums.

•If we haven’t yet met, I look forward to connecting and learning about your cooperatives and farming operations.

•I am pleased to share with you the Fiscal 2021 Financial Report this morning.

•CHS had a strong year financially, especially in the second half of the Fiscal year.

•We have been able to harness the power of our enterprise and the passion of our people in this strong ag economy to serve our customers throughout the globe and to deliver value for our local cooperative and farmer owners.

•We saw continued headwinds and uncertainty in our energy business and felt some weather impacts on our Ag segment, including Hurricane Ida on the gulf.

•However, the diversification and resiliency of our operations and the commitment of our owners helped drive increased Fiscal 2021 revenue and significantly improved bottom-line performance over last year.

•Before I go into detail, I will preface my remarks with the customary safe harbor language.

•Some of the business and financial topics we discuss today may contain forward-looking statements.

•Future results may differ from those implied by today’s comments.

•These differences may exist because of risks and uncertainties in our business, including those we describe in our most recent annual report, which is on file with the SEC.

Business Strategy
•I’d like to highlight our overall business strategy.

•At CHS:
◦We strive to create experiences that empower customers to make CHS their first choice.
◦Expand market access to add value for our owners.
◦Transform and evolve our core businesses by capitalizing on changing market dynamics.

•To execute on these strategies, we have five key enablers:
◦Agile and sustainable technology platforms.
◦Robust and efficient supply chains.
◦High-performing, diverse and passionate teams.
◦Operational excellence.
◦A strong balance sheet.

Revenues
•Total Revenue in Fiscal 2021 was $38.4 billion which was 35% higher than the previous year and our highest Revenue since 2014.

•The Revenue increase was primarily driven by robust global demand and rising commodity prices in our Ag segment.

Net Income
•Net income for Fiscal 2021 was $554.0 million, a 31% increase over last year.

•Despite a disappointing first half, we were able to deliver this strong full year result through:
◦The wholehearted commitment of our employees;
◦Strong customer demand and engagement;
◦Support from all of you, our owners; and
◦A disciplined approach to taking cost out of the business.

•Additionally, through our focused attention on cashflow optimization we reduced our cash conversion cycle by six days which resulted in ~$8 million less interest cost based on freeing up working capital.

•We will now review the segments that make up our earnings – Energy, Ag, Nitrogen Production and Foods – as well as our Corporate and Other category.

Energy
•Starting with Energy, which includes four businesses – refined fuels, propane, lubricants and transportation.

•As we look at the year over year comparison, just a reminder the first six months of 2020 were before the pandemic impacted our markets.

•In 2021, demand destruction impacts from the pandemic lingered throughout the entire year, although we saw continued recovery in our Energy segment as the year progressed.

•Though revenues increased year-over-year, this segment had a pretax loss of $10.6 million, a $235.9 million decrease in pretax income versus the prior year.

•We were encouraged that overall our refined fuels volumes held up well in comparison with the industry.

•While refining margins improved over the year as demand shocks from the COVID-19 pandemic began to subside, the resulting margin improvements were negatively impacted by a number of factors:
◦Exceptionally high costs for renewable energy credits, or RINS; and
◦Less favorable pricing on heavy Canadian crude oil processed by our refineries, resulting in lower earnings.

•Reduced propane volumes resulting from warmer and drier weather conditions during Fiscal 2021 also contributed to a $16 million decrease in earnings.

•Given the significant headwinds our Energy segment has faced in the past year and a half, we’re pleased with the progress we’ve made, particularly in the second half of Fiscal 2021, and we will look to build on that positive momentum in Fiscal 2022.

Ag
•Now let’s look at our Ag segment.

•This reporting segment includes our wholesale agronomy business, global grain & processing and country operations.

•In Fiscal 2021, Ag revenues increased by 40% to $32 billion and the Ag segment delivered pretax earnings of $298 million, a $244 million increase from the prior year.

•We saw favorable weather conditions for the fall harvest and spring planting seasons.

•We also saw a full year of improved trade relations between the United States and foreign trade partners which resulted in strong global demand for grains and oilseeds and an increase in commodity prices.

•Improved agronomy, retail and processing margins were partially offset by lower grain and oilseed margins, including the impact of significant mark-to-market losses that are expected to reverse over time.

•We had higher equity income from our joint venture investment in TEMCO, our grain export operations in the Pacific Northwest.

•While market dynamics were in our favor, I want to underscore the hard work we have been doing to gain efficiencies across our supply chain that led to higher volumes and improved segment earnings by over 450% over the prior year.

Nitrogen Production

•Nitrogen Production represents our investment in CF Nitrogen.

•Pretax income of $121M was up $69.2 million.

•This increase was primarily a result of increased sales prices for urea and urea ammonium nitrate, or UAN, which are the focus of our commercial relationship with, and equity distributions from CF Nitrogen.

•These higher prices were partially offset by increased natural gas costs.

Foods
•Our separately reported Foods segment this year consists of our equity investment in Ventura Foods and associated expenses.

•Ventura Foods is a 50:50 joint venture between CHS and Mitsui and is a producer of edible oil-based branded and private label food products.

•CHS share of Ventura’s pretax earnings contributed $67.9 million, a $43.7 million year-over-year increase.

•This was a result of favorable market conditions for edible oils and a recovery of sales volumes in Fiscal 2021, compared with the early stages of the COVID-19 pandemic in Fiscal 2020.

Corporate and Other
•Lastly, our Corporate and Other category includes:
◦Our corporate function costs;
◦CHS Hedging, our full-service brokerage business;
◦CHS Capital, which provides financing to members.
◦It also includes our joint venture investment in Ardent Mills, a leading wheat milling and ingredient supplier.

•Corporate and Other pretax earnings increased to $38.9 million in Fiscal 2021, primarily due to increased equity income from Ardent Mills.

Tax Benefit
•We had a tax benefit of $38.2 million which was $1.5 million better than the prior year.

•Our tax calculation is based on the mix of full year earnings, equity management decisions, careful tax planning and compliance with our cooperative tax obligations.

Segment Wrap Up
•In summary, CHS delivered net income of $554 million in Fiscal 2021 which was a 31% increase year-over-year.

•We are proud of this performance on behalf of our owners and how we served our customers around the world and created more connections to empower agriculture.

Equity Management
•Now lets talk about equity management….

•A key tenet to our cooperative system is patronage and equity.

•I want to start with a look back to 2021 cash returns to owners and reiterate our approach and how the year played out.

•At the annual meeting a year ago, we announced CHS would return $63 million in cash to owners:
◦$30 million in cash patronage.
◦ $33 million in equity redemptions.

•This decision was based on circumstances at the time:
◦we were less than a year into the COVID-19 pandemic;
◦energy demand was decimated;
◦margins were poor; and
◦there was a tremendous amount of uncertainty.

•We also assured members that our Board of Directors would evaluate opportunities to return more cash to owners later in the year if earnings improved.

•As the year unfolded, with stronger performance than originally anticipated, an additional $50 million in equity redemptions was announced after third quarter.

•Total Fiscal 2021 cash to owners was $109 million of which equity redemptions was $79 million.

•Moving to 2022, the Board has designated 10% of this year’s patronage-based earnings to the unallocated reserve.

•This year, CHS will issue patronage of $230 million in nonqualified equity certificates and the remainder in cash.

•During 2022, CHS intends to return $150 million to owners with:
◦$50 million in cash patronage.
◦$100 million in equity redemptions.

•Of the $100 million in equity redemptions:
◦$70 million will be distributed to member cooperatives.
◦$30 million is intended to be distributed to individual owners.

•The $70 million of member cooperative redemptions will be qualified equity certificates, starting with the oldest equity first. Payments will be made in the Spring.

•The $30 million will be used to fulfill individual owner requests from those age 70 and above and for estates.

•In addition, CHS has distributed $20 million in DPAD tax deductions to owners.

•Next, we will highlight a few wholesale patronage rates. What you see on the screen is both cash patronage and total patronage.

•Pause to let the audience read slide.

•Over the last 10 years, CHS has returned in excess of $2.7 billion cash to owners in cash patronage and equity redemptions.

•As always, in making equity management and patronage decisions, the Board considers:
◦What is in the best interest of CHS and its members.
◦The commitment to maintaining a strong balance sheet.
◦The outlook for the year ahead based on market dynamics.

•A strong balance sheet allows CHS to withstand periods of severe market volatility and unprecedented industry challenges such as we have seen this past two years.

•It also affords us the opportunity to invest capital for future growth and efficiency including supply chain investments, acquisitions and technology solutions that collectively benefit our member owners.

•As Chairman Schurr mentioned in his speech yesterday, the Board and management are currently assessing equity management considerations as we look at our capital structure and balance sheet strength for the future.

•We will be back in front of you on this matter over the next year.

Fiscal 2022 Outlook
•As we look ahead to Fiscal 2022, we are planning for the opportunities and the challenges of our global economy with significant supply chain and inflationary impacts and the associated volatility that may bring.

•However, we are confident in our ability to rise to these challenges and others that may come and we are excited about our future and collective success with our owners.

•We remain committed to financial excellence, continuous improvement and balance sheet strength, including cashflow optimization.

•We will also continue to invest in technology and in advancing our CHS operating model which will make it easier for you to do business with us.

Close
•In closing, I would like to reiterate that CHS has stayed financially strong and has navigated the circumstances we have faced, just as we have done throughout our 92-year history.

•With our focus on a strong balance sheet and your support, we are positioned for long-term growth.

•We have plans in motion to tap into our full potential by harnessing the power of CHS and the cooperative system to deliver value for you for decades to come.

•A sincere thank you for your business and for your continued commitment which empowers us to constantly strive for better on your behalf.

•I look forward to our collective future together and shared success.